PROMISORY NOTE

Date: January 01, 2003

FOR VALUE RECEIVED the undersigned promises to pay on demand to Triumph Case Management Ltd. (Triumph) at its head office at Vancouver, British Columbia, or at a Canadian chartered bank, as directed, the sum of all accounts due to Triumph together with interest at HSBC Bank Canada's prime lending interest rate in effect from time to time, plus 1%, calculated daily and compounded monthly.

The undersigned hereby waives presentment and demand for payment, protest and notice of protest of non-payment.

Searchlight Systems Ltd.

Authorized Signatory

Authorized Signatory